Exhibit 99.1

COURT ISSUES ORDERS IN STAR SCIENTIFIC PATENT INFRINGEMENT

LAWSUIT AGAINST RJ REYNOLDS TOBACCO

Chester, Virginia - January 4, 2005 - On January 3, Counsel for Star Scientific, Inc. (NASDAQ:STSI) was notified that the Court had issued a third procedural Order regarding pre-trial matters, Star’s Motion for a Protective Order relating to limited additional discovery on RJR’s inequitable conduct defense, and RJR’s Motion for a Continuance. The Court granted a continuance of the January 24 trial date to permit RJR additional discovery. The Court also ruled that it will hear a first trial, without a jury, on the inequitable conduct defense. That trial will begin January 31 and is expected to take less than two weeks. In the third procedural Order, the Court provided a schedule for additional motions that must be filed on or before February 25.

Paul L. Perito, Esq., Star’s Chairman, President and Chief Operating Officer, commented, “We welcome the opportunity to present all the relevant facts and evidence to the Court regarding Reynolds’ inequitable conduct defense so that this matter can be resolved. It is encouraging that the Court has made it clear that it will proceed without delay with this aspect of the case. While the Court has not yet set a schedule for the remaining aspects of the case, we trust that once this issue has been resolved, we will be able to promptly proceed with what we believe is the central issue in this lawsuit - the intentional infringement of StarCured™ patents.”

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This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company has tried, whenever possible, to identify these forward-looking statements using words such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “intends” and similar expressions. These statements reflect the Company’s current beliefs and are based upon information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties and contingencies include, without limitation, the challenges inherent in new product development initiatives, particularly in the smokeless tobacco area, the uncertainties inherent in the progress of scientific research, the Company’s ability to raise the capital necessary to maintain its business, potential disputes concerning the Company’s intellectual property, risks associated with litigation regarding such intellectual property, potential delays in obtaining any necessary government approvals of the Company’s low-TSNA tobacco products, market acceptance of the

Company’s new smokeless tobacco products, competition from companies with greater resources than the Company, the Company’s decision not to join the Master Settlement Agreement (“MSA”), the effect of state statutes adopted under the MSA and any subsequent modification of the MSA, and the Company’s dependence on key employees and on its strategic relationships with Brown & Williamson Tobacco Corporation in light of its combination with RJ Reynolds Tobacco Company, Inc. The impact of potential litigation, if initiated against or by individual states that have adopted the MSA, could be materially adverse to the Company.

See additional discussion under “Factors That May Affect Future Results” in the Company’s Registration Statement on Form S-3, as amended by Amendment No. 1 to Form S-3 filed with the Securities and Exchange Commission on August 20, 2004, and other factors detailed from time to time in the Company’s other filings with the Securities and Exchange Commission, available at www.sec.gov. The Company undertakes no obligation to update or advise upon any such forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

About Star Scientific

Star Scientific is a technology-oriented tobacco company with a toxin reduction mission. It is engaged in the development of tobacco products that deliver fewer carcinogenic toxins (principally tobacco specific nitrosamines, or TSNAs), through the utilization of the innovative StarCured™ tobacco curing technology, and in sublicensing that technology to others. Star Scientific has a Corporate and Sales Office in Chester, VA, an Executive, Scientific & Regulatory Affairs office in Bethesda, MD, and manufacturing and tobacco processing facilities in Chase City and in Petersburg, VA.

See Star’s website at: http://www.starscientific.com

Contact:

Sara Troy Machir

(301) 654-8300

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